Acknowledgement and Acceptance of Special Servicer

April 13, 2021

BY EMAIL

J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor 383 Madison Avenue, 31st Floor New York, New York 10179 Attention: Kunal K. Singh Email: kunal.k.singh@jpmorgan.com

Wells Fargo Bank, National Association, as Servicer

Commercial Mortgage Servicing, MAC D1086-120

Three Wells Fargo

401 South Tryon Street, 8th Floor

Charlotte, North Carolina 28202

Attention: JPMCC 2017-245P Asset Manager

E-mail: commercial.servicing@wellsfargo.com

AEGON USA Realty Advisors, LLC, as Special Servicer 4333 Edgewood Road NE Cedar Rapids, Iowa 52499 Attention: Gregory A. Dryden Email: gdryden@aegonusa.com and specialservicing@aegonusa.com

Wells Fargo Bank, National Association, as Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – 245 2017-245P

E Mail: cts.cmbs.bond.admin@wellsfargo.com and trustadministrationgroup@wellsfargo.com

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee JPMCC 2017-245P Email: CMBSTrustee@wilmingtontrust.com	Trimont Real Estate Advisors, LLC, as Operating Advisor One Alliance Center 3500 Lenox Road, Suite G1 Atlanta, Georgia 30326 Attention: Operating Advisor Email: operatingadvisor@trimontrea.com

RE:	Acknowledgement and Acceptance of Special Servicer;

245 Park Avenue Trust 2017-245P Commercial Mortgage Pass-Through Certificates, Series 2017-245P

Ladies and Gentlemen:

Reference is made to (i) that certain Trust and Servicing Agreement (the “TSA”), dated as of May 30,  2017, between J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee and Trimont Real Estate Advisors, LLC, as Operating Advisor, relating to the 245 Park Avenue Trust 2017-245P Commercial Mortgage Pass-Through Certificates, Series 2017-245P and (ii) that certain Co-Lender Agreement dated as of May 30, 2017 by and among the holders of the respective promissory notes evidencing the loan secured by real and personal property

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Acknowledgement and Acceptance of Special Servicer

commonly known as 245 Park Avenue (the “Co-Lender Agreement”). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the TSA and Co-Lender Agreement, as applicable.

Pursuant to Section 7.1(d) of the TSA and Section 7 of the Co-Lender Agreement, the undersigned hereby agrees with all the other parties to the TSA that the undersigned shall serve as Special Servicer under, and as defined in, the TSA and the Co-Lender Agreement. The effective date (the “Effective Date”) of the appointment of the undersigned as Special Servicer shall be the date hereof. The undersigned hereby assumes, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the TSA and the Co-Lender Agreement that arise on and after the Effective Date. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.6 of the TSA mutatis mutandis with all references to “Agreement” in Section 2.6 of the TSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: Situs Holdings, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Delaware.  The undersigned further represents and warrants that it satisfies all of the eligibility requirements applicable to special servicers set forth in the TSA and the Co-Lender Agreement, including that it is a Qualified Replacement Special Servicer, and that all requirements and preconditions for the appointment of the undersigned as Special Servicer have been satisfied.

Situs Holdings, LLC’s address for notices pursuant to Section 11.4 of the TSA is as follows:

Situs Holdings, LLC

101 Montgomery Street, Suite 2250

San Francisco, California 94104

Attention: Curt Spaugh

E-mail: curtspaugh@situsamc.com

with a copy to:

Situs Group, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

E-mail: legal@situsamc.com

and

samnotice@situsamc.com.

Sincerely,

SITUS HOLDINGS, LLC

By: /s/ Adriana Boudreaux

Name: Adriana Boudreaux

Title: Deputy General Counsel

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